BRITISH
COLUMBIA

NUMBER: **604510**

CERTIFICATE
OF
CHANGE OF NAME

COMPANY ACT

I Hereby Certify *that*

COPPER MOUNTAIN MINES LTD.

has this day changed its name to

CHINA VENTURES INC.

Issued *under my hand at Victoria, British Columbia*
on July 26, 2000

JOHN S. POWELL
Registrar of Companies
PROVINCE OF BRITISH COLUMBIA
CANADA